     As filed with the Securities and Exchange Commission on June 19, 2001.
                                                    Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                             TELENETICS CORPORATION
             (Exact name of registrant as specified in its charter)

         CALIFORNIA                                             33-0061894
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                               25111 ARCTIC OCEAN
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 455-4000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                              --------------------

                                 SHALA SHASHANI
               CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             TELENETICS CORPORATION
                               25111 ARCTIC OCEAN
                          LAKE FOREST, CALIFORNIA 92630
                                 (949) 455-4000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    COPY TO:
                             LARRY A. CERUTTI, ESQ.
                           CRISTY LOMENZO PARKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, SUITE 1400
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100
                              --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: | |
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |x|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |x| 333-57334
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: | |
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: | |

                              --------------------

                                        CALCULATION OF REGISTRATION FEE
============================================ ================= =================== ======================= ==================
                                                                Proposed maximum      Proposed maximum         Amount of
             Title of each class of             Amount to        offering price          aggregate           registration
          securities to be registered        be registered(1)     per share(2)       offering price(2)            fee
-------------------------------------------- ----------------- ------------------- ----------------------- ------------------
Common stock, no par value................    355,666 (3)               $.615             $218,734.59             $54.68
============================================ ================= =================== ======================= ==================

(1) In the event of a stock split, stock dividend, or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) The aggregate offering price of the registrant's shares is estimated solely for the purpose of calculating the registration fee payable pursuant hereto, as determined in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices per share as reported on the Nasdaq SmallCap Market on June 18, 2001.
(3) Represents shares of common stock being offering by selling security holders, including shares issued and outstanding and shares issuable upon exercise or conversion of outstanding derivative securities.
================================================================================

     INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3,
                   REGISTRATION STATEMENT NO. 333-57334

         Telenetics Corporation is filing this registration statement pursuant to Rule 462(b) under the Securities Act of 1933. This registration statement covers 355,666 shares of common stock to be offered by selling security holders for their own accounts. This registration statement incorporates by reference the contents of registration statement no. 333-57334, or the Existing Registration Statement, which Existing Registration Statement was filed with the Securities and Exchange Commission on March 20, 2001, was amended by pre-effective amendment no. 1 on April 27, 2001, and was declared effective by the Securities and Exchange Commission on April 30, 2001. This registration statement also incorporates by reference each of the documents incorporated by reference in the Existing Registration Statement and all exhibits to the Existing Registration Statement.

                                   EXHIBITS

         The following documents are filed as exhibits to this registration statement:

EXHIBIT NO.           DESCRIPTION
-----------           -----------

    5.1      Opinion of Rutan & Tucker, LLP

    23.1     Consent of Independent Certified Public Accountants

    23.2 Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1 to this filing)

    24.1     Power of Attorney (contained on the signature page to this filing)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on June 18, 2001.

                                      TELENETICS CORPORATION

                                      By: /S/ SHALA SHASHANI
                                         ---------------------------------------
                                         Shala Shashani, Chairman of the Board,
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Shala Shashani and David L. Stone, and each of them, his true and lawful attorney-in-fact and agent, with full power and substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the following capacities as of the dates indicated.


             NAME                                  TITLE                              DATE
-----------------------------------    ---------------------------------------    --------------
/S/ SHALA SHASHANI                     Chairman of the Board, President, Chief    June 18, 2001
-----------------------------------    Executive Officer (principal executive
Shala Shashani                         officer) and Director

/S/ DAVID STONE                        Chief Financial Officer and Secretary      June 18, 2001
-----------------------------------    (principal accounting officer)
David Stone

/S/ MICHAEL A. ARMANI                   Director                                  June 18, 2001
-----------------------------------
Michael A. Armani

/S/ BRADLEY L. JACOBS                   Director                                  June 18, 2001
-----------------------------------
Bradley L. Jacobs

/S/ ROBERT SCHROEDER                    Director                                  June 18, 2001
-----------------------------------
Robert Schroeder

/S/ H. GEORGE LEVY                      Director                                  June 18, 2001
-----------------------------------
H. George Levy, M.D.

/S/ THOMAS POVINELLI                    Director                                  June 18, 2001
-----------------------------------
Thomas Povinelli


                                INDEX TO EXHIBITS

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

5.1      Opinion of Rutan & Tucker, LLP

23.1     Consent of Independent Certified Public Accountants

23.2 Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1 to this filing)

24.1     Power of Attorney (contained on the signature page to this filing)